Exhibit 99.1

ESSEX

PROPERTY TRUST, INC.

SECOND QUARTER 2021

Earnings Release & Supplemental Financial Information

WALLACE ON SUNSET
200 Apartment Homes
Hollywood, CA

ESSEX PROPERTY TRUST, INC.
1100 Park Place, Suite 200
San Mateo, CA 94403

INVESTOR RELATIONS
Rylan Burns, GVP of Private Equity & Finance
(650) 655-7800

Essex Announces Second Quarter 2021 Results and
Increases Full-Year 2021 Guidance

San Mateo, California—July 29, 2021—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its second quarter 2021 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the three and six months ended June 30, 2021 are detailed below.

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2021	2020	Change	2021	2020	Change
Per Diluted Share
Net Income	$1.00	$1.29	-22.5%	$3.59	$6.07	-40.9%
Total FFO	$3.09	$3.21	-3.7%	$6.33	$6.65	-4.8%
Core FFO	$3.04	$3.16	-3.8%	$6.12	$6.64	-7.8%

Second Quarter 2021 Highlights:

•
Reported Net Income per diluted share for the second quarter of 2021 of $1.00, compared to $1.29 in the second quarter of 2020. The decrease is largely attributed to a gain on sale recorded in the prior-year period.

•	Reported Core FFO per diluted share of $3.04, exceeding the high-end of the Company’s guidance range due to better-than-expected operating results.

•	Same-property revenues and net operating income (“NOI”) declined by 3.0% and 4.2%, respectively, compared to the second quarter of 2020.

•
Raised the midpoint of full-year same-property revenues to the high-end of the prior guidance range. This represents a 0.5% increase at the midpoint to -1.4%. NOI increased 0.8% at the midpoint to -3.0%.

•	Increased full-year Net Income per diluted share guidance range to $5.42 to $5.66. Provided Net Income guidance range for the third quarter of 2021 of $0.85 to $0.97 per diluted share.

•
Raised full-year Core FFO per diluted share guidance by $0.09 per share at the midpoint to a range of $12.21 to $12.45. Provided Core FFO guidance range for the third quarter of 2021 of $2.98 to $3.10 per diluted share.

•	As of July 27, 2021, the Company’s immediately available liquidity is approximately $1.3 billion.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

“We are pleased with our second quarter results, with both Core FFO and same-property revenues exceeding our expectations, leading us to believe the worst of the pandemic is behind us. We experienced strong economic growth in the second quarter, as Covid-19 restrictions were gradually lifted. The momentum in rent growth continued in July, and we have now achieved net effective market rents for the Essex portfolio that are slightly ahead of pre-pandemic levels. While pandemic-related uncertainty will continue, we remain confident in the West Coast economies and strength of our housing markets,” commented Michael Schall, President and CEO of the Company.

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property revenues for the quarter ended June 30, 2021 compared to the quarter ended June 30, 2020, and the sequential percentage change for the quarter ended June 30, 2021 compared to the quarter ended March 31, 2021, by submarket for the Company:

	Q2 2021 vs. Q2 2020	Q2 2021 vs. Q1 2021	% of Total
	Revenue Change	Revenue Change	Q2 2021 Revenues
Southern California
Los Angeles County	-2.4%	-2.3%	18.1%
Orange County	6.1%	2.0%	11.7%
San Diego County	4.3%	1.7%	9.0%
Ventura County	6.8%	1.3%	4.3%
Total Southern California	2.0%	0.0%	43.1%
Northern California
Santa Clara County	-10.9%	-4.3%	17.7%
Alameda County	-6.9%	-2.7%	6.6%
San Mateo County	-10.4%	-2.9%	5.0%
Contra Costa County	2.4%	0.7%	5.9%
San Francisco	-12.1%	-1.0%	2.9%
Total Northern California	-8.4%	-2.8%	38.1%
Seattle Metro	-2.3%	1.1%	18.8%
Same-Property Portfolio	-3.0%	-0.9%	100.0%

The table below illustrates the components that drove the change in Same-Property Revenues on a year-over-year basis.

	Q2 2021 vs. Q2 2020		YTD 2021 vs. YTD 2020
Same-Property Revenue Components	$ Amount (in Millions)	% Contribution	$ Amount (in Millions)	% Contribution
Prior-Period Same-Property Revenues	$324.7		$670.3
Scheduled Rents	-12.1	-3.7%	-23.2	-3.5%
Delinquencies	2.6	0.8%	-2.9	-0.4%
Cash Concessions	-8.5	-2.6%	-18.9	-2.8%
Vacancy	6.3	1.9%	6.4	0.9%
Other Income	1.9	0.6%	1.1	0.2%
2021 Same-Property Revenues/Change	$314.9	-3.0%	$632.8	-5.6%

	Year-Over-Year Change			Year-Over-Year Change
	Q2 2021 compared to Q2 2020			YTD 2021 compared to YTD 2020
	Revenues	Operating Expenses	NOI	Revenues	Operating Expenses	NOI
Southern California	2.0%	0.3%	2.8%	-2.0%	0.3%	-3.0%
Northern California	-8.4%	2.0%	-12.3%	-9.7%	3.3%	-14.3%
Seattle Metro	-2.3%	-5.0%	-1.0%	-4.7%	0.6%	-7.1%
Same-Property Portfolio	-3.0%	-0.2%	-4.2%	-5.6%	1.5%	-8.4%

	Sequential Change
	Q2 2021 compared to Q1 2021
	Revenues	Operating Expenses	NOI
Southern California	0.0%	0.0%	0.0%
Northern California	-2.8%	-1.5%	-3.4%
Seattle Metro	1.1%	-4.9%	4.1%
Same-Property Portfolio	-0.9%	-1.6%	-0.6%

	Financial Occupancies
	Quarter Ended
	6/30/2021	3/31/2021	6/30/2020
Southern California	97.0%	96.7%	94.6%
Northern California	96.2%	96.6%	95.0%
Seattle Metro	96.7%	96.6%	95.3%
Same-Property Portfolio	96.6%	96.7%	94.9%

Investment Activity

Real Estate

In the second quarter of 2021, the Company acquired its joint venture partner’s 50.0% interest in The Village at Toluca Lake, a 145-apartment home community located in Burbank, CA for a contract price of $31.8 million. Concurrent with the closing of the acquisition, $29.5 million in mortgage debt encumbering the property was repaid. As a result of the acquisition, the Company reported a remeasurement gain of $2.3 million in the second quarter, which is excluded from Total and Core FFO.

Other Investments

In the second quarter of 2021, the Company received cash proceeds of $36.5 million, including prepayment penalties, from the full redemption of a subordinated loan investment originated in the second quarter of 2020. The Company recorded $4.7 million of income from prepayment penalties as a result of the early redemption, which has been excluded from Core FFO.

Development Activity

During the second quarter of 2021 the Company’s developments, Mylo in Santa Clara, CA and Patina at Midtown in San Jose, CA, reached stabilization.

The Company’s sole development property in lease-up, Wallace on Sunset in Hollywood, CA, is 60.5% leased as of July 27, 2021.

liquidity and balance sheet

Common Stock

In the second quarter of 2021, the Company did not issue any shares of common stock through its equity distribution program or repurchase any shares through its stock repurchase plan.

Balance Sheet

In June 2021, the Company issued $300.0 million of 10-year senior unsecured notes due in June 2031 bearing an interest rate per annum of 2.55% and an effective yield of 2.62%. The proceeds were used to fund the redemption of the Company’s outstanding 3.375% senior unsecured notes due in January 2023. The Company incurred $16.5 million in prepayment penalties and write-offs of unamortized costs in the second quarter related to this debt repayment, which has been excluded from Core FFO.

Subsequent to quarter end, Wesco I, LLC, a joint venture in which the Company owns 57.7% interest, refinanced five apartment communities with a new $275.6 million secured term loan. The loan is priced at LIBOR + 1.35% and matures in 2026.

As of July 27, 2021, the Company has approximately $1.3 billion in liquidity via undrawn capacity on its unsecured credit facilities, cash, and marketable securities.

Guidance

For the second quarter of 2021, the Company exceeded the midpoint of the guidance range provided in its June 2021 Investor Presentation for Core FFO by $0.08 per diluted share.

The following table provides a reconciliation of second quarter 2021 Core FFO per diluted share to the midpoint of the guidance provided in the Company’s June 2021 Investor Presentation.

Per Diluted Share
Projected midpoint of Core FFO per diluted share for Q2 2021	$2.96
NOI from consolidated communities	0.06
FFO from Co-Investments	0.01
G&A and other income	0.01
Core FFO per diluted share for Q2 2021 reported	$3.04

The table below provides key changes to the Company’s 2021 full-year assumptions for Net Income, Total FFO, Core FFO per diluted share, and same-property growth. For additional details regarding the Company’s 2021 assumptions, please see page S-14 of the accompanying supplemental financial information. For the third quarter of 2021, the Company has established a range for Core FFO per diluted share of $2.98 to $3.10.

2021 Full-Year Guidance

	Previous Range	Previous Midpoint	Revised Range	Revised Midpoint	Change at the Midpoint
Per Diluted Share
Net Income	$4.95 - $5.39	$5.17	$5.42 - $5.66	$5.54	$0.37
Total FFO	$12.00 - $12.44	$12.22	$12.42 - $12.66	$12.54	$0.32
Core FFO	$12.02 - $12.46	$12.24	$12.21 - $12.45	$12.33	$0.09
Same-Property Growth
Revenues	-2.4% to -1.4%	-1.9%	-1.6% to -1.2%	-1.4%	0.5%
Operating Expenses	2.0% to 3.0%	2.5%	2.0% to 2.5%	2.3%	-0.3%
NOI	-4.7% to -2.8%	-3.8%	-3.3% to -2.6%	-3.0%	0.8%

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Friday, July 30, 2021 at 10 a.m. PT (1 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the second quarter 2021 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13721047. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 246 apartment communities comprising approximately 60,000 apartment homes with an additional 3 properties in various stages of active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO RECONCILIATION

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three and six months ended June 30, 2021 and 2020 (in thousands, except for share and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
Funds from Operations attributable to common stockholders and unitholders	2021	2020	2021	2020
Net income available to common stockholders	$64,846	$84,458	$233,290	$399,464
Adjustments:
Depreciation and amortization	128,736	133,609	257,323	265,168
Gains not included in FFO	(2,260)	(16,597)	(102,356)	(251,291)
Depreciation and amortization from unconsolidated co-investments	14,819	12,764	29,548	25,308
Noncontrolling interest related to Operating Partnership units	2,288	2,964	8,235	13,950
Depreciation attributable to third party ownership and other	(138)	(139)	(267)	(273)

Funds from Operations attributable to common stockholders and unitholders	$208,291	$217,059	$425,773	$452,326
FFO per share – diluted	$3.09	$3.21	$6.33	$6.65
Expensed acquisition and investment related costs	$41	$15	$56	$102
Deferred tax expense on unrealized gain on unconsolidated co-investment (1)	1,842	1,636	2,350	1,636
Loss (gain) on sale of marketable securities	112	(46)	(2,499)	(33)
Unrealized (gains) losses on marketable securities	(10,405)	(7,623)	(16,681)	1,073
Provision for credit losses	(145)	147	(107)	97
Equity income from non-core co-investments (2)	(6,771)	(4,696)	(8,398)	(4,586)
Loss on early retirement of debt, net	16,465	5,027	18,982	4,706
(Gain) loss on early retirement of debt from unconsolidated co-investment	-	(38)	3	(38)
Co-investment promote income	-	-	-	(6,455)
Income from early redemption of preferred equity investments and notes receivable	(4,747)	-	(8,260)	(210)
General and administrative and other, net	256	2,312	513	3,132
Insurance reimbursements, legal settlements, and other, net	(4)	(106)	(186)	(63)
Core Funds from Operations attributable to common stockholders and unitholders	$204,935	$213,687	$411,546	$451,687
Core FFO per share – diluted	$3.04	$3.16	$6.12	$6.64
Weighted average number of shares outstanding diluted (3)	67,331,877	67,682,034	67,299,655	68,017,414

(1)	Represents deferred tax expense related to net unrealized gains on technology co-investments.
(2)	Represents the Company's share of co-investment income from technology co-investments.
(3)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Earnings from operations	$93,381	$119,736	$290,762	$250,573
Adjustments:
Corporate-level property management expenses	9,105	8,646	18,052	17,405
Depreciation and amortization	128,736	133,609	257,323	265,168
Management and other fees from affiliates	(2,221)	(2,348)	(4,470)	(4,965)
General and administrative	12,222	14,952	22,034	28,934
Expensed acquisition and investment related costs	41	15	56	102
Gain on sale of real estate and land	-	(16,597)	(100,096)	(16,597)
NOI	241,264	258,013	483,661	540,620
Less: Non-same property NOI	(22,621)	(29,815)	(45,037)	(61,649)
Same-Property NOI	$218,643	$228,198	$438,624	$478,971

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s expectations related to the continued impact of the COVID-19 pandemic on the Company’s business, financial condition and results of operations and the impact of any additional measures taken to mitigate the impact of the pandemic, the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code of 1986, as amended, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from such economic conditions, including as a result of the COVID-19 pandemic and governmental measures intended to prevent its spread, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information.

While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the continued impact of the COVID-19 pandemic, which remains inherently uncertain as to duration and severity, and any additional governmental measures taken to limit its spread and other potential future outbreaks of infectious diseases or other health concerns could continue to adversely affect the Company’s business and its tenants, and cause a significant downturn in general economic conditions, the real estate industry, and the markets in which the Company's communities are located; the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities market; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; the Company’s inability to maintain our investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports that the Company files with the SEC from time to time. Additionally, the risks, uncertainties and other factors set forth above or otherwise referred to in the reports that the Company has filed with the SEC may be further amplified by the global impact of the COVID-19 pandemic. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-18.1 through S-18.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information. The supplemental financial information is available on the Company's website at www.essex.com.

Contact Information
Rylan Burns
Group Vice President of Private Equity & Finance
(650) 655-7800
rburns@essex.com

Q2 2021 Supplemental
Table of Contents

Page(s)
Consolidated Operating Results	S-1 – S-2

Consolidated Funds From Operations	S-3

Consolidated Balance Sheets	S-4

Debt Summary – June 30, 2021	S-5

Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios – June 30, 2021	S-6

Portfolio Summary by County – June 30, 2021	S-7

Operating Income by Quarter – June 30, 2021	S-8

Same-Property Revenue Results by County – Quarters ended June 30, 2021 and 2020, and March 31, 2021	S-9

Same-Property Revenue Results by County – Six months ended June 30, 2021 and 2020	S-9.1

Same-Property Operating Expenses – Quarter and Year to Date as of June 30, 2021 and 2020	S-10

Development Pipeline –June 30, 2021	S-11

Capital Expenditures – June 30, 2021	S-12

Co-investments and Preferred Equity Investments – June 30, 2021	S-13

Assumptions for 2021 FFO Guidance Range	S-14

Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-14.1

Summary of Apartment Community Acquisitions and Dispositions Activity	S-15

Delinquencies, Operating Statistics, and Same-Property Revenue Growth with Concessions on a GAAP basis	S-16

2021 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions	S-17

Bay Area Migration Trends Improved Sharply in Q2 as a Result of the West Coast Re-Opening and Continued Employment Growth	S-17.1

Reconciliations of Non-GAAP Financial Measures and Other Terms	S-18.1 – S-18.4

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results (Dollars in thousands, except share and per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenues:
Rental and other property	$348,757	$368,149	$701,633	$757,899
Management and other fees from affiliates	2,221	2,348	4,470	4,965
	350,978	370,497	706,103	762,864

Expenses:
Property operating	107,493	110,136	217,972	217,279
Corporate-level property management expenses	9,105	8,646	18,052	17,405
Depreciation and amortization	128,736	133,609	257,323	265,168
General and administrative	12,222	14,952	22,034	28,934
Expensed acquisition and investment related costs	41	15	56	102
	257,597	267,358	515,437	528,888
Gain on sale of real estate and land	-	16,597	100,096	16,597
Earnings from operations	93,381	119,736	290,762	250,573
Interest expense, net (1)	(48,338)	(51,659)	(97,143)	(104,822)
Interest and other income	22,371	11,405	36,758	6,184
Equity income from co-investments	18,248	17,257	35,259	38,554
Deferred tax expense on unrealized gain on unconsolidated co-investment	(1,842)	(1,636)	(2,350)	(1,636)
Loss on early retirement of debt, net	(16,465)	(5,027)	(18,982)	(4,706)
Gain on remeasurement of co-investment	2,260	-	2,260	234,694
Net income	69,615	90,076	246,564	418,841
Net income attributable to noncontrolling interest	(4,769)	(5,618)	(13,274)	(19,377)
Net income available to common stockholders	$64,846	$84,458	$233,290	$399,464

Net income per share - basic	$1.00	$1.29	$3.59	$6.08

Shares used in income per share - basic	65,001,677	65,412,407	64,995,682	65,728,119

Net income per share - diluted	$1.00	$1.29	$3.59	$6.07

Shares used in income per share - diluted	65,080,746	65,427,935	65,048,016	65,855,347

(1) Refer to page S-18.2, the section titled "Interest Expense, Net" for additional information.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results	Three Months Ended		Six Months Ended
Selected Line Item Detail	June 30,		June 30,
(Dollars in thousands)	2021	2020	2021	2020

Rental and other property
Rental income	$343,322	$363,087	$690,627	$746,585
Other property	5,435	5,062	11,006	11,314
Rental and other property	$348,757	$368,149	$701,633	$757,899

Property operating expenses
Real estate taxes	$44,278	$44,994	$89,606	$88,006
Administrative	21,486	21,579	43,749	44,336
Maintenance and repairs	21,126	23,906	43,213	45,777
Utilities	20,603	19,657	41,404	39,160
Property operating expenses	$107,493	$110,136	$217,972	$217,279

Interest and other income
Marketable securities and other income	$7,182	$3,777	$12,538	$7,258
(Loss) gain on sale of marketable securities	(112)	46	2,499	33
Income from early redemption of notes receivable	4,747	-	4,747	-
Provision for credit losses	145	(147)	107	(97)
Unrealized gains (losses) on marketable securities	10,405	7,623	16,681	(1,073)
Insurance reimbursements, legal settlements, and other, net	4	106	186	63
Interest and other income	$22,371	$11,405	$36,758	$6,184

Equity income from co-investments
Equity (loss) income from co-investments	$(1,512)	$246	$(2,823)	$3,309
Income from preferred equity investments	12,989	12,277	26,174	23,956
Equity income from non-core co-investment	6,771	4,696	8,398	4,586
Gain (loss) on early retirement of debt from unconsolidated co-investment	-	38	(3)	38
Co-investment promote income	-	-	-	6,455
Income from early redemption of preferred equity investments	-	-	3,513	210
Equity income from co-investments	$18,248	$17,257	$35,259	$38,554

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$2,288	$2,964	$8,235	$13,950
DownREIT limited partners' distributions	2,085	2,134	4,209	4,270
Third-party ownership interest	396	520	830	1,157
Noncontrolling interest	$4,769	$5,618	$13,274	$19,377

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Funds From Operations (1)	Three Months Ended			Six Months Ended
(Dollars in thousands, except share and per share amounts and in footnotes)	June 30,			June 30,
	2021	2020	% Change	2021	2020	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$64,846	$84,458		$233,290	$399,464
Adjustments:
Depreciation and amortization	128,736	133,609		257,323	265,168
Gains not included in FFO	(2,260)	(16,597)		(102,356)	(251,291)
Depreciation and amortization from unconsolidated co-investments	14,819	12,764		29,548	25,308
Noncontrolling interest related to Operating Partnership units	2,288	2,964		8,235	13,950
Depreciation attributable to third party ownership and other (2)	(138)	(139)		(267)	(273)
Funds from operations attributable to common stockholders and unitholders	$208,291	$217,059		$425,773	$452,326
FFO per share-diluted	$3.09	$3.21	-3.7%	$6.33	$6.65	-4.8%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$41	$15		$56	$102
Deferred tax expense on unrealized gain on unconsolidated co-investment (3)	1,842	1,636		2,350	1,636
Loss (gain) on sale of marketable securities	112	(46)		(2,499)	(33)
Unrealized (gains) losses on marketable securities	(10,405)	(7,623)		(16,681)	1,073
Provision for credit losses	(145)	147		(107)	97
Equity income from non-core co-investments (4)	(6,771)	(4,696)		(8,398)	(4,586)
Loss on early retirement of debt, net	16,465	5,027		18,982	4,706
(Gain) loss on early retirement of debt from unconsolidated co-investment	-	(38)		3	(38)
Co-investment promote income	-	-		-	(6,455)
Income from early redemption of preferred equity investments and notes receivable	(4,747)	-		(8,260)	(210)
General and administrative and other, net	256	2,312		513	3,132
Insurance reimbursements, legal settlements, and other, net	(4)	(106)		(186)	(63)
Core funds from operations attributable to common stockholders and unitholders	$204,935	$213,687		$411,546	$451,687
Core FFO per share-diluted	$3.04	$3.16	-3.8%	$6.12	$6.64	-7.8%

Weighted average number of shares outstanding diluted (5)	67,331,877	67,682,034		67,299,655	68,017,414

(1)	Refer to page S-18.2, the section titled "Funds from Operations ("FFO") and Core FFO" for additional information on the Company's definition and use of FFO and Core FFO.
(2)
The Company consolidates certain co-investments. The noncontrolling interest's share of net operating income in these investments for the three and six months ended June 30, 2021 was $0.7 million and $1.5 million, respectively.

(3)	Represents deferred tax expense related to net unrealized gains on technology co-investments.
(4)	Represents the Company's share of co-investment income from technology co-investments.
(5)
Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Balance Sheets
(Dollars in thousands)
	June 30, 2021	December 31, 2020

Real Estate:
Land and land improvements	$2,923,508	$2,929,009
Buildings and improvements	12,373,299	12,132,736
	15,296,807	15,061,745
Less: accumulated depreciation	(4,392,056)	(4,133,959)
	10,904,751	10,927,786
Real estate under development	208,330	386,047
Co-investments	1,037,270	1,018,010
Real estate held for sale	-	57,938
	12,150,351	12,389,781
Cash and cash equivalents, including restricted cash	58,176	84,041
Marketable securities	175,782	147,768
Notes and other receivables	238,855	195,104
Operating lease right-of-use assets	70,551	72,143
Prepaid expenses and other assets	53,484	47,340
Total assets	$12,747,199	$12,936,177

Unsecured debt, net	$5,403,874	$5,607,985
Mortgage notes payable, net	641,274	643,550
Lines of credit	85,000	-
Operating lease liabilities	72,363	74,037
Other liabilities	372,959	395,174
Total liabilities	6,575,470	6,720,746
Redeemable noncontrolling interest	35,026	32,239
Equity:
Common stock	7	6
Additional paid-in capital	6,862,879	6,876,326
Distributions in excess of accumulated earnings	(899,663)	(861,193)
Accumulated other comprehensive loss, net	(9,768)	(14,729)
Total stockholders' equity	5,953,455	6,000,410
Noncontrolling interest	183,248	182,782
Total equity	6,136,703	6,183,192
Total liabilities and equity	$12,747,199	$12,936,177

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Debt Summary - June 30, 2021
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:

		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years		Unsecured	Secured	Total	Weighted Average Interest Rate	Percentage of Total Debt
Unsecured Debt, net
Bonds public - fixed rate	$5,350,000	3.3%	9.2	2021	$-	$1,774	$1,774	2.9%	0.0%
Term loan (1)	100,000	1.1%	0.6	2022	100,000	43,188	143,188	1.9%	2.4%
Unamortized net discounts and debt issuance costs	(46,126)	-	-	2023	300,000	2,945	302,945	3.4%	5.0%
	5,403,874	3.2%	9.0	2024	400,000	3,109	403,109	4.0%	6.6%
Mortgage Notes Payable, net				2025	500,000	133,054	633,054	3.5%	10.4%
Fixed rate - secured	414,971	3.5%	4.8	2026	450,000	99,405	549,405	3.5%	9.0%
Variable rate - secured (2)	224,728	0.9%	16.7	2027	350,000	153,955	503,955	3.3%	8.3%
Unamortized premiums and debt issuance costs, net	1,575	-	-	2028	450,000	68,332	518,332	2.2%	8.5%
Total mortgage notes payable	641,274	2.6%	9.0	2029	500,000	1,456	501,456	4.1%	8.2%
				2030	550,000	1,592	551,592	3.1%	9.1%
Unsecured Lines of Credit				2031	600,000	1,740	601,740	2.3%	9.9%
Line of credit (3)	85,000	1.0%	N/A	Thereafter	1,250,000	129,149	1,379,149	2.9%	22.6%
Line of credit (4)	-	1.0%	N/A	Subtotal	5,450,000	639,699	6,089,699	3.1%	100.0%
Total lines of credit	85,000	1.0%	N/A	Debt Issuance Costs	(35,249)	(1,616)	(36,865)	NA	NA
				(Discounts)/Premiums	(10,877)	3,191	(7,686)	NA	NA
Total debt, net	$6,130,148	3.1%	9.0	Total	$5,403,874	$641,274	$6,045,148	3.1%	100.0%

Capitalized interest for the three and six months ended June 30, 2021 was approximately $1.7 million and $3.8 million, respectively.

(1)	$100.0 million of the unsecured term loan has a variable interest rate of LIBOR plus 0.95%.
(2)	$224.7 million of variable rate debt is tax exempt to the note holders.
(3)
This unsecured line of credit facility has a capacity of $1.2 billion, with a scheduled maturity date in December 2023 with one 18-month extension, exercisable at the Company's option. The underlying interest rate on this line is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 0.825%.

(4)
This unsecured line of credit facility has a capacity $35.0 million, with a scheduled maturity date in February 2023. The underlying interest rate on this line is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 0.825%.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - June 30, 2021
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,130,148
				Debt to Total Assets:	35%	< 65%
Common stock and potentially dilutive securities
Common stock outstanding			65,004
Limited partnership units (1)			2,250
Options-treasury method			87	Secured Debt to Total Assets:	4%	< 40%
Total shares of common stock and potentially dilutive securities			67,341

Common stock price per share as of June 30, 2021			$300.01
				Interest Coverage:	481%	> 150%
Total equity capitalization			$20,202,973

Total market capitalization			$26,333,121	Unsecured Debt Ratio (2):	277%	> 150%

Ratio of debt to total market capitalization			23.3%
				Selected Credit Ratios (3)	Actual
Credit Ratings
Rating Agency	Rating	Outlook		Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	6.6
Moody's	Baa1	Stable
Standard & Poor's	BBB+	Stable		Unencumbered NOI to Adjusted Total NOI:	94%

(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock.
(1)   Refer to page S-18.4 for additional information on the Company's Public Bond Covenants.
(2)   Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
(3)   Refer to pages S-18.1 to S-18.4, the section titled "Reconciliations of Non-GAAP Financial Measures and Other Terms" for additional information on the Company's Selected Credit Ratios.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Portfolio Summary by County as of June 30, 2021

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)
Region - County	Consolidated (3)	Unconsolidated Co-investments	Apartment Homes in Development (4)	Total	Consolidated	Unconsolidated Co-investments (5)	Total (6)	Consolidated	Unconsolidated Co-investments (5)	Total (6)

Southern California
Los Angeles County	9,327	1,418	-	10,745	$2,417	$2,139	$2,397	16.5%	13.4%	16.3%
Orange County	5,439	1,149	-	6,588	2,267	2,011	2,242	11.0%	12.6%	11.1%
San Diego County	4,824	616	264	5,704	2,035	1,897	2,026	8.9%	6.3%	8.7%
Ventura County and Other	2,876	693	-	3,569	1,893	2,269	1,937	5.1%	8.8%	5.5%
Total Southern California	22,466	3,876	264	26,606	2,231	2,089	2,220	41.5%	41.1%	41.6%

Northern California
Santa Clara County (7)	8,749	1,506	-	10,255	2,679	2,692	2,680	19.5%	16.8%	19.3%
Alameda County	3,959	1,309	-	5,268	2,437	2,381	2,429	8.1%	15.9%	8.6%
San Mateo County	2,454	195	107	2,756	2,831	3,381	2,852	5.5%	3.2%	5.3%
Contra Costa County	2,619	-	-	2,619	2,458	-	2,458	5.8%	0.0%	5.3%
San Francisco	1,342	537	-	1,879	2,725	3,033	2,777	2.7%	4.2%	2.8%
Total Northern California	19,123	3,547	107	22,777	2,621	2,663	2,625	41.6%	40.1%	41.3%

Seattle Metro	10,218	1,890	-	12,108	1,883	1,855	1,880	16.9%	18.8%	17.1%

Total	51,807	9,313	371	61,491	$2,307	$2,256	$2,302	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) for the quarter ended June 30, 2021, divided by the number of apartment homes as of June 30, 2021.

(2)	Represents the percentage of actual NOI for the quarter ended June 30, 2021. See the section titled "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" on page S-18.3.
(3)	Includes one community consisting of 200 apartment homes that is producing partial income due to lease-up.
(4)	Includes development communities with no rental income.
(5)	Co-investment amounts weighted for Company's pro rata share.
(6)	At Company's pro rata share.
(7)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Operating Income by Quarter (1)
(Dollars in thousands)

	Apartment Homes	Q2 '21	Q1 '21	Q4 '20	Q3 '20	Q2 '20

Rental and other property revenues:
Same-property	47,090	$314,949	$317,806	$317,472	$316,639	$324,654
Acquisitions (2)	1,968	13,948	13,673	13,924	14,237	13,696
Development (3)	1,168	7,500	6,930	6,094	5,461	4,420
Redevelopment	620	4,149	4,590	4,280	4,277	5,096
Non-residential/other, net (4)	961	11,156	13,246	13,867	13,119	17,308
Straight-line rent concessions (5)	-	(2,945)	(3,369)	4,150	14,731	2,975
Total rental and other property revenues	51,807	348,757	352,876	359,787	368,464	368,149

Property operating expenses:
Same-property		96,306	97,825	97,613	98,878	96,456
Acquisitions (2)		4,459	4,614	4,476	4,454	4,578
Development (3)		2,983	2,687	2,438	1,977	1,445
Redevelopment		1,685	1,774	1,845	2,049	1,752
Non-residential/other, net (4) (6)		2,060	3,579	4,354	5,037	5,905
Total property operating expenses		107,493	110,479	110,726	112,395	110,136

Net operating income (NOI):
Same-property		218,643	219,981	219,859	217,761	228,198
Acquisitions (2)		9,489	9,059	9,448	9,783	9,118
Development (3)		4,517	4,243	3,656	3,484	2,975
Redevelopment		2,464	2,816	2,435	2,228	3,344
Non-residential/other, net (4)		9,096	9,667	9,513	8,082	11,403
Straight-line rent concessions (5)		(2,945)	(3,369)	4,150	14,731	2,975
Total NOI		$241,264	$242,397	$249,061	$256,069	$258,013

Same-property metrics
Operating margin		69%	69%	69%	69%	70%
Annualized turnover (7)		45%	40%	46%	58%	46%
Financial occupancy (8)		96.6%	96.7%	96.5%	96.0%	94.9%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2020.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2020.
(4)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, student housing, properties undergoing significant construction activities that do not meet our redevelopment criteria and three communities located in the California counties of Riverside, Santa Barbara, and Santa Cruz, which the Company does not consider its core markets.

(5)	Same-property revenues reflect concessions on a cash basis. Total Rental and Other Property Revenues reflect concessions on a straight-line basis in accordance with U.S. GAAP.
(6)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(7)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(8)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Second Quarter 2021 vs. Second Quarter 2020 and First Quarter 2021
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q2 '21 % of Actual NOI	Q2 '21	Q2 '20	% Change	Q2 '21	Q2 '20	% Change	Q2 '21	Q2 '20	% Change	Q1 '21	% Change

Southern California
Los Angeles County	8,526	17.1%	$2,419	$2,486	-2.7%	96.2%	93.4%	3.0%	$56,960	$58,383	-2.4%	$58,325	-2.3%
Orange County	5,439	12.0%	2,267	2,240	1.2%	97.5%	95.1%	2.5%	36,758	34,649	6.1%	36,024	2.0%
San Diego County	4,582	9.4%	2,030	1,996	1.7%	98.0%	96.1%	2.0%	28,289	27,110	4.3%	27,818	1.7%
Ventura County	2,253	4.6%	1,935	1,892	2.3%	97.9%	95.8%	2.2%	13,469	12,617	6.8%	13,294	1.3%
Total Southern California	20,800	43.1%	2,241	2,248	-0.3%	97.0%	94.6%	2.5%	135,476	132,759	2.0%	135,461	0.0%

Northern California
Santa Clara County	7,408	18.3%	2,662	2,864	-7.1%	96.3%	95.3%	1.0%	55,820	62,619	-10.9%	58,299	-4.3%
Alameda County	2,954	6.6%	2,461	2,612	-5.8%	96.1%	94.4%	1.8%	20,733	22,278	-6.9%	21,316	-2.7%
San Mateo County	1,962	4.9%	2,808	3,134	-10.4%	95.3%	95.2%	0.1%	15,813	17,658	-10.4%	16,283	-2.9%
Contra Costa County	2,570	6.1%	2,416	2,445	-1.2%	96.4%	96.1%	0.3%	18,554	18,123	2.4%	18,433	0.7%
San Francisco	1,178	2.5%	2,652	3,122	-15.1%	96.6%	92.9%	4.0%	9,286	10,568	-12.1%	9,381	-1.0%
Total Northern California	16,072	38.4%	2,603	2,803	-7.1%	96.2%	95.0%	1.3%	120,206	131,246	-8.4%	123,712	-2.8%

Seattle Metro	10,218	18.5%	1,883	1,946	-3.2%	96.7%	95.3%	1.5%	59,267	60,649	-2.3%	58,633	1.1%

Total Same-Property	47,090	100.0%	$2,287	$2,372	-3.6%	96.6%	94.9%	1.8%	$314,949	$324,654	-3.0%	$317,806	-0.9%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Six months ended June 30, 2021 vs. Six months ended June 30, 2020
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes	YTD 2021 % of Actual NOI	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change	YTD 2021	YTD 2020	% Change

Southern California
Los Angeles County	8,526	17.4%	$2,420	$2,487	-2.7%	96.1%	94.9%	1.3%	$115,285	$123,383	-6.6%
Orange County	5,439	11.8%	2,253	2,238	0.7%	97.3%	95.7%	1.7%	72,782	71,730	1.5%
San Diego County	4,582	9.2%	2,019	1,992	1.4%	97.5%	96.6%	0.9%	56,107	55,491	1.1%
Ventura County	2,253	4.7%	1,921	1,889	1.7%	98.0%	96.4%	1.7%	26,763	25,929	3.2%
Total Southern California	20,800	43.1%	2,234	2,248	-0.6%	96.9%	95.6%	1.4%	270,937	276,533	-2.0%

Northern California
Santa Clara County	7,408	18.8%	2,676	2,861	-6.5%	96.7%	96.2%	0.5%	114,119	127,763	-10.7%
Alameda County	2,954	6.6%	2,472	2,612	-5.4%	96.3%	95.4%	0.9%	42,049	46,096	-8.8%
San Mateo County	1,962	5.0%	2,831	3,131	-9.6%	95.4%	96.0%	-0.6%	32,096	36,659	-12.4%
Contra Costa County	2,570	6.0%	2,410	2,446	-1.5%	96.9%	96.5%	0.4%	36,987	37,527	-1.4%
San Francisco	1,178	2.5%	2,671	3,140	-14.9%	96.0%	94.6%	1.5%	18,667	22,035	-15.3%
Total Northern California	16,072	38.9%	2,615	2,802	-6.7%	96.4%	96.0%	0.4%	243,918	270,080	-9.7%

Seattle Metro	10,218	18.0%	1,884	1,939	-2.8%	96.6%	96.1%	0.5%	117,900	123,693	-4.7%

Total Same-Property	47,090	100.0%	$2,288	$2,370	-3.5%	96.7%	95.8%	0.9%	$632,755	$670,306	-5.6%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-9.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Operating Expenses - Quarter and Year to Date as of June 30, 2021 and 2020
(Dollars in thousands)

	Based on 47,090 apartment homes

	Q2 '21	Q2 '20	% Change	% of Op. Ex.	YTD 2021	YTD 2020	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$38,129	$37,985	0.4%	39.6%	$77,082	$75,037	2.7%	39.7%
Maintenance and repairs (1)	19,088	21,225	-10.1%	19.8%	38,878	40,743	-4.6%	20.0%
Administrative	15,641	15,840	-1.3%	16.2%	31,245	32,403	-3.6%	16.1%
Utilities	18,417	17,201	7.1%	19.1%	36,746	34,332	7.0%	18.9%
Insurance and other	5,031	4,205	19.6%	5.3%	10,180	8,820	15.4%	5.3%
Total same-property operating expenses	$96,306	$96,456	-0.2%	100.0%	$194,131	$191,335	1.5%	100.0%

(1)   Maintenance and repairs includes expenses related to COVID-19 of $0.2 million and $0.3 million for the three and six months ended June 30, 2021, respectively, and $2.8 million for the three and six months ended June 30, 2020.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Development Pipeline - June 30, 2021
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name	Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	Average % Occupied	% Leased as of 6/30/21 (3)	% Leased as of 7/27/21 (3)	Construction Start	Initial Occupancy	Stabilized Operations

Development Projects - Consolidated (4)
Station Park Green - Phase IV	San Mateo, CA	100%	107	-	$87	$7	$94	$94	$879	0%	0%	0%	Q3 2019	Q4 2021	Q2 2022
Wallace on Sunset (5)	Hollywood, CA	100%	200	4,700	104	12	116	116	550	34%	50%	61%	Q4 2017	Q2 2021	Q4 2021
Total Development Projects - Consolidated			307	4,700	191	19	210	210	664

Land Held for Future Development - Consolidated
Other Projects	Various	100%			23	-	23	23
Total Development Pipeline - Consolidated			307	4,700	214	19	233	233

Development Projects - Joint Venture (4)
Scripps Mesa Apartments (6)	San Diego, CA	51%	264	2,000	25	77	102	52	383	0%	0%	0%	Q3 2020	Q4 2022	Q3 2023
Total Development Projects - Joint Venture			264	2,000	25	77	102	52	$383

Grand Total - Development Pipeline			571	6,700	$239	$96	$335	285
Essex Cost Incurred to Date - Pro Rata								(227)
Essex Remaining Commitment								$58

(1)	The Company's share of the estimated total cost of the project.
(2)	Net of the estimated allocation to the retail component of the project.
(3)	Calculations are based on multifamily operations only.
(4)
For the second quarter of 2021, the Company's cost includes $1.6 million of capitalized interest, $0.8 million of capitalized overhead and $0.4 million of development fees (such development fees reduced G&A expenses).

(5)
Cost incurred to date does not include a deduction of $6.3 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset and is net of cost incurred on the adjacent theatre at the property.

(6)	Cost incurred to date and estimated total cost are net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capital Expenditures - June 30, 2021 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q2 '21	Q1 '21	Q4 '20	Q3 '20	Trailing 4 Quarters
Same-property portfolio	$8,387	$7,383	$5,612	$5,982	$27,364
Non-same property portfolio	1,729	2,526	1,274	2,810	8,339
Total revenue generating capital expenditures	$10,116	$9,909	$6,886	$8,792	$35,703

Number of same-property interior renovations	723	320	246	414	1,703
Number of total consolidated interior renovations	775	364	394	485	2,018

Non-Revenue Generating Capital Expenditures (3)	Q2 '21	Q1 '21	Q4 '20	Q3 '20	Trailing 4 Quarters
Non-revenue generating capital expenditures (4)	$28,154	$17,220	$18,614	$21,009	$84,997
Average apartment homes in quarter	51,635	51,779	52,154	52,274	51,961
Capital expenditures per apartment homes in the quarter	$545	$333	$357	$402	$1,636

(1)	The Company incurred $0.1 million of capitalized interest, $2.9 million of capitalized overhead and approximately zero co-investment fees related to redevelopment in Q2 2021.
(2)	Represents revenue generating or expense saving expenditures, such as full-scale redevelopments, interior unit turn renovations, enhanced amenities and certain resource management initiatives.
(3)	Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc.
(4)
Non-revenue generating capital expenditures does not include expenditures incurred due to changes in governmental regulations that the Company would not have incurred otherwise, costs related to the COVID-19 pandemic, retail, furniture and fixtures, and expenditures in which the Company expects to be reimbursed.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Co-investments and Preferred Equity Investments - June 30, 2021
(Dollars in thousands, except in footnotes)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate	Remaining Term of Debt (in Years)		Three Months Ended June 30, 2021	Six Months Ended June 30, 2021

Operating and Other Non-Consolidated Joint Ventures									NOI

Wesco I, III, IV, and V	51%	5,310	$1,736,607	$1,054,693	$172,709	2.7%	2.9		$21,628	$43,685
BEXAEW, BEX II, BEX III, BEX IV, and 500 Folsom	50%	3,083	1,231,542	521,440	276,409	2.5%	9.6	(2)	13,242	26,461
Other	47%	920	347,257	230,619	48,193	3.0%	1.9		3,624	7,091
Total Operating and Other Non-Consolidated Joint Ventures		9,313	$3,315,406	$1,806,752	$497,311	2.6%	4.7		$38,494	$77,237

Development Non-Consolidated Joint Ventures (1)	50%	264	24,793	89,250	9,532	0.8%	38.9	(3)	-	-
Total Non-Consolidated Joint Ventures		9,577	$3,340,199	$1,896,002	$506,843	2.6%	6.3		$38,494	$77,237

									Essex Portion of NOI and Expenses
NOI									$19,962	$40,006
Depreciation									(14,819)	(29,548)
Interest expense and other									(6,655)	(13,281)
Equity income from non-core co-investment									6,771	8,398
Gain (loss) on early retirement of debt from unconsolidated co-investment									-	(3)
Net income from operating and other co-investments									$5,259	$5,572

						Weighted Average Preferred Return	Weighted Average Expected Term		Income from Preferred Equity Investments
Income from preferred equity investments									$12,989	$26,174
Income from early redemption of preferred equity investments									-	3,513
Preferred Equity Investments (4)					$530,427	10.7%	2.2		$12,989	$29,687

Total Co-investments					$1,037,270				$18,248	$35,259

(1)	The Company has ownership interests in development co-investments, which are detailed on page S-11.
(2)	$132.0 million of the debt related to 500 Folsom, one of the Company's development co-investments, is financed by tax exempt bonds with a maturity date of January 2052.
(3)	Scripps Mesa Apartments has $89.3 million of long-term tax-exempt bond debt that is subject to a total return swap that matures in 2025.
(4)	As of June 30, 2021, the Company has invested in 19 preferred equity investments.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Assumptions for 2021 FFO Guidance Range

The guidance projections below are based on current expectations and are forward-looking. The guidance on this page is given for Net Operating Income ("NOI") and Total and Core FFO. See pages S-18.1 to S-18.4 for the definitions of non-GAAP financial measures and other terms.

	Six Months Ended June 30,	2021 Full-Year Guidance Range
($'s in thousands, except per share data)	2021 (1)	Low End	High End	Comments About Guidance Revisions

Total NOI from Consolidated Communities - Excluding Straight-Line Rent Concessions	$489,975	$987,600	$999,500	Includes a range of same-property NOI growth of -3.30% to -2.60%, an increase from the prior range of -4.70% to -2.80%

Straight-Line Rent Concessions from Consolidated Communities	(6,314)	(12,500)	(14,500)

Accretion from Acquisitions/Dispositions/Preferred Equity	-	700	1,700

Management Fees	4,470	8,600	9,200

Interest Expense
Interest expense, before capitalized interest	(100,920)	(198,900)	(197,700)
Interest capitalized	3,777	5,500	6,500
Net interest expense	(97,143)	(193,400)	(191,200)

Recurring Income and Expenses
Interest and other income	12,538	21,500	22,500
FFO from co-investments	52,899	107,000	109,300	Updated for timing of preferred equity redemptions
General and administrative	(21,521)	(50,000)	(51,000)
Corporate-level property management expenses	(18,052)	(35,700)	(36,300)
Non-controlling interest	(5,306)	(11,100)	(10,500)
Total recurring income and expenses	20,558	31,700	34,000

Non-Core Income and Expenses
Expensed acquisition and investment related costs	(56)	(56)	(56)
Deferred tax expense on unrealized gain on unconsolidated co-investments	(2,350)	(2,350)	(2,350)
Gain on sale of marketable securities	2,499	2,499	2,499
Unrealized gains on marketable securities	16,681	16,681	16,681
Provision for credit losses	107	107	107
Equity income from non-core co-investments	8,398	8,398	8,398
Loss on early retirement of debt, net	(18,982)	(18,982)	(18,982)
Loss on early retirement of debt from unconsolidated co-investment	(3)	(3)	(3)
Income from early redemption of preferred equity investments and notes receivable	8,260	8,260	8,260
General and administrative and other, net	(513)	(513)	(513)
Insurance reimbursements, legal settlements, and other, net	186	186	186
Total non-core income and expenses	14,227	14,227	14,227

Funds from Operations (2)	$425,773	$836,927	$852,927

Funds from Operations per diluted Share	$6.33	$12.42	$12.66

% Change - Funds from Operations	-4.8%	-2.8%	-0.9%

Core Funds from Operations (excludes non-core items)	$411,546	$822,700	$838,700

Core Funds from Operations per diluted Share	$6.12	$12.21	$12.45

% Change - Core Funds from Operations	-7.8%	-4.8%	-2.9%

EPS - Diluted	$3.59	$5.42	$5.66

Weighted average shares outstanding - FFO calculation	67,300	67,375	67,375

(1)	All non-core items are excluded from the 2021 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2021 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

With respect to the Company's guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-14 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2021 Guidance Range (1)
	Six Months	3rd Quarter 2021		Full-Year 2021
	Ended June 30,
	2021	Low	High	Low	High
EPS - diluted	$3.59	$0.85	$0.97	$5.42	$5.66
Conversion from GAAP share count	(0.12)	(0.03)	(0.03)	(0.18)	(0.18)
Depreciation and amortization	4.26	2.13	2.13	8.52	8.52
Noncontrolling interest related to Operating Partnership units	0.12	0.03	0.03	0.18	0.18
Gain on sale of real estate	(1.49)	-	-	(1.49)	(1.49)
Gain on remeasurement of co-investment	(0.03)	-	-	(0.03)	(0.03)
FFO per share - diluted	$6.33	$2.98	$3.10	$12.42	$12.66
Expensed acquisition and investment related costs	-	-	-	-	-
Deferred tax expense on unrealized gain on unconsolidated co-investments	0.03	-	-	0.03	0.03
Gain on sale of marketable securities	(0.04)	-	-	(0.04)	(0.04)
Unrealized gains on marketable securities	(0.25)	-	-	(0.25)	(0.25)
Provision for credit losses	-	-	-	-	-
Equity income from non-core co-investments	(0.12)	-	-	(0.12)	(0.12)
Loss on early retirement of debt, net	0.28	-	-	0.28	0.28
Loss on early retirement of debt from unconsolidated co-investment	-	-	-	-	-
Income from early redemption of preferred equity investments and notes receivable	(0.12)	-	-	(0.12)	(0.12)
General and administrative and other, net	0.01	-	-	0.01	0.01
Insurance reimbursements, legal settlements, and other, net	-	-	-	-	-
Core FFO per share - diluted	$6.12	$2.98	$3.10	$12.21	$12.45

(1)
2021 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-14.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity
Year to date as of June 30, 2021
(Dollars in thousands)

Acquisitions			Essex			Total
		Apartment	Ownership			Contract	Price per	Average
Property Name	Location	Homes	Percentage	Entity	Date	Price	Apartment Home	Rent

The Village at Toluca Lake (1)	Burbank, CA	145	100%	EPLP	Jun-21	$31,750	$438	$2,294
	Q2 2021	145				$31,750	$438

	2021 Total	145				$31,750	$438

Dispositions			Essex			Total
		Apartment	Ownership			Sales	Price per
Property Name	Location	Homes	Percentage	Entity	Date	Price	Apartment Home

Hidden Valley	Simi Valley, CA	324	100%	EPLP	Feb-21	$105,000	$324
Park 20	San Mateo, CA	197	100%	EPLP	Feb-21	113,000	574
Axis 2300	Irvine, CA	115	100%	EPLP	Feb-21	57,500	500
	Q1 2021	636				$275,500	$433

	2021 Total	636				$275,500	$433

(1)
In June 2021, the Company purchased its joint venture partner's 50.0% membership interest in the BEX III, LLC co-investment that owned The Village at Toluca Lake based on a property valuation of $63.5 million. In conjunction with the acquisition, $29.5 million of mortgage debt that encumbered the property was paid off.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Delinquencies, Operating Statistics, and Same-Property Revenue Growth with Concessions on a GAAP basis
(Dollars in millions, except in footnotes and per share amounts)

Delinquencies for Second Quarter 2021	Same-Property	Non-Same Property and Co-investments	Total Operating Communities	Commercial	Total
Operating apartment community units	47,090	12,056	59,146	N/A	N/A

Cash delinquencies as % of scheduled rent	2.6%	2.5%	2.6%	N/A	N/A
Reported delinquencies as % of scheduled rent (1)	2.6%	2.5%	2.6%	N/A	N/A
Reported delinquencies in 2Q 2021 (2) (3)	$(8.3)	$(1.3)	$(9.6)	$(0.1)	$(9.7)
Reported delinquencies in 2Q 2020 (2)	$(10.9)	$(1.8)	$(12.7)	$(3.4)	$(16.1)

Impact to 2Q 2021 Core FFO per share	$0.04	$0.01	$0.05	$0.05	$0.10
Impact to Core FFO per share growth	1.2%	0.2%	1.5%	1.6%	3.0%

Total cumulative cash delinquencies (4)	$(47.3)	$(7.9)	$(55.2)	N/A	N/A
Net accounts receivable balance	$5.9	$1.0	$6.9	N/A	N/A

(1)	Represents total residential portfolio delinquencies as a percentage of scheduled rent reflected in the financial statements for the three months ended June 30, 2021.
(2)	Co-investment delinquencies reported at the Company's pro rata share.
(3)	Commercial delinquencies in 2Q 2021 includes a straight-line rent reserve of $0.2 million and includes co-investment amounts at the Company's pro rata share.
(4)	Represents cash delinquencies from the period of April 1, 2020 to June 30, 2021. This includes $6.9 million of the net accounts receivable balance.

Operating Statistics			Same-Property Revenue Growth with Concessions on a GAAP basis
	Preliminary Estimate
Same-Property Portfolio (47,090 units)	July 2021	2Q 2021		2Q 2021	2Q 2020	YTD 2021	YTD 2020
Cash delinquencies as % of scheduled rent	2.2%	2.6%	Reported rental revenue (cash basis)	$314.9	$324.7	$632.8	$670.3
			Straight-line rent impact to rental revenue	(2.7)	2.9	(5.7)	2.9
New lease rates (1)	10.9%	-2.4%	GAAP rental revenue	$312.2	$327.6	$627.1	$673.2
Renewal rates (2)	1.3%	-1.2%
Blended rates	6.3%	-1.9%	% change - cash rental revenue	-3.0%		-5.6%
			% change - GAAP rental revenue	-4.7%		-6.8%
Financial occupancy	96.5%	96.6%

(1)	Represents % change on a net-effective basis, including the impact of leasing incentives.
(2)	Represents % change in similar term lease tradeouts, including the impact of leasing incentives.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX PROPERTY TRUST, INC

**Forecast Summary:**
- 2021 GDP Growth = +7.0%
- 2021 U.S. job growth Q4/Q4 = +3.8%; Dec-21 unemployment rate = 4.8%
- 2021 Multifamily supply in ESS markets is roughly stable YoY
- YoY economic rent growth turns positive in mid-2021 after COVID anniversaries

**Forecast Assumptions:**
- Re-opening momentum in Essex markets accelerates in Q3
- Hybrid back-to-office ramps up materially after Labor Day
- mRNA vaccines remain effective against new COVID variants
- COVID remains a key risk factor due to vaccine hesitancy
- No new government mandated shutdowns occur

| | Residential Supply (1) | | | | | Job Forecast (2) | | Rent Forecast (3) |
|---|---|---|---|---|---|---|---|---|
| Market | New MF Supply | New SF Supply | Total Supply | % of MF Supply to MF Stock | % of Total Supply to Total Stock | Est. New Jobs | % Growth | Economic Rent Growth |
| Los Angeles | 8,950 | 5,700 | 14,650 | 0.6% | 0.4% | 210,000 | 4.9% | -1.8% |
| Orange | 2,200 | 3,700 | 5,900 | 0.5% | 0.5% | 88,000 | 5.7% | 5.2% |
| San Diego | 3,300 | 3,000 | 6,300 | 0.7% | 0.5% | 69,000 | 4.9% | 5.3% |
| Ventura | 200 | 200 | 400 | 0.3% | 0.1% | 14,000 | 4.8% | 7.4% |
| **So. Cal.** | **14,650** | **12,600** | **27,250** | **0.6%** | **0.4%** | **381,000** | **5.1%** | **2.3%** |
| San Francisco | 3,050 | 500 | 3,550 | 0.8% | 0.5% | 54,000 | 5.0% | -6.4% |
| Oakland | 4,500 | 3,150 | 7,650 | 1.3% | 0.7% | 49,000 | 4.6% | -1.5% |
| San Jose | 4,350 | 2,500 | 6,850 | 1.8% | 1.0% | 50,000 | 4.6% | -3.8% |
| **No. Cal.** | **11,900** | **6,150** | **18,050** | **1.2%** | **0.8%** | **153,000** | **4.7%** | **-3.6%** |
| **Seattle** | **9,000** | **6,000** | **15,000** | **1.8%** | **1.2%** | **85,000** | **5.1%** | **-2.3%** |
| **Total/Weighted Avg. (4)** | **35,550** | **24,750** | **60,300** | **0.9%** | **0.6%** | **619,000** | **5.0%** | **-0.9%** |

All data are based on Essex Property Trust, Inc. forecasts.

(1) Residential Supply: Total supply includes the Company's estimate of multifamily deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Single-family estimates are based on trailing single-family permits. Multifamily estimates incorporate a methodological enhancement ("delay-adjusted supply") to reflect the anticipated impact of continued construction delays in Essex markets.

(2) Job Forecast: Refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q21 over 4Q20, expressed as total new jobs and growth rates.

(3) Rent Forecast: The estimated rent growth represents the forecasted change in effective market rents for full year 2021 vs 2020 (TTM year-over-year average), and excludes submarkets not targeted by Essex.

(4) Weighted Average: Rent growth rates are weighted by scheduled rent in the Company's Portfolio.

ESSEX PROPERTY TRUST, INC

- Net move-ins to Essex's Bay Area apartment communities from an outside region improved sharply during Q2 as gross move-ins rebounded above pre-COVID seasonal highs and move-outs continued their steady decline since Q3'20.
- The return of net migration into the Bay Area has been driven in part by the economy's re-opening during Q2, and the associated growth in service-sector employment. Planned office re-openings for the largest tech companies and continued employment growth should lead to incremental demand and support the region's ongoing rent recovery.

## Net Migration Trends Have Improved Sharply for Essex's Inner Bay Area Portfolio(1)

Trailing three-month net move-ins from outside region, as a percentage of total move-outs

COVID-19 Restrictions implemented on the West Coast
+8%
+7%
+5%
+6%
+8%
+10%
+12%
+13%
+10%
+7%
+3%
+4%
+3%
-3%
-7%
-8%
-3%
-2%
-3%
-5%
-2%
+1%
+2%
+1%
+1%
+1%
+6%
+11%
+18%
MAR-19
APR-19
MAY-19
JUN-19
JUL-19
AUG-19
SEP-19
OCT-19
NOV-19
DEC-19
JAN-20
FEB-20
MAR-20
APR-20
MAY-20
JUN-20
JUL-20
AUG-20
SEP-20
OCT-20
NOV-20
DEC-20
JAN-21
FEB-21
MAR-21
APR-21
MAY-21
JUN-21
JUL-21*

**Essex's inner Bay Area portfolio returned to positive net migration in Q2, as gross move-ins arriving from an outside region exceeded the pace of residents leaving. Net in-migration represented 18% of total move-outs on a T3M basis, above pre-COVID levels in 2019.**

*Source: Essex Property Trust, Inc.*
**Preliminary July 2021 estimate*
*(1) "Inner" Bay Area defined here as the submarkets of San Francisco, San Mateo, and Santa Clara counties plus the Oakland CBD and Fremont submarkets of Oakland metro. Net move-ins are T3M totals entering/leaving Essex's NorCal region, expressed as share of total moveouts during the comparable period.*

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts ("NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized," presented on page S-6, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company's presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below (Dollars in thousands):

Three Months Ended June 30, 2021
Net income available to common stockholders	$64,846
Adjustments:
Net income attributable to noncontrolling interest	4,769
Interest expense, net (1)	48,338
Depreciation and amortization	128,736
Income tax provision	(1,090)
Gain on remeasurement of co-investment communities	(2,260)
Co-investment EBITDAre adjustments	21,096
EBITDAre	264,435

Gain on sale of marketable securities	112
Unrealized gains on marketable securities	(10,405)
Provision for credit losses	(145)
Equity income from non-core co-investment	(6,771)
Deferred tax expense on unrealized gain on unconsolidated co-investment	1,842
General and administrative and other, net	256
Insurance reimbursements and legal settlements, net	(4)
Income from early redemption of preferred equity investments	(4,747)
Expensed acquisition and investment related costs	41
Loss on early retirement of debt, net	16,465
Adjusted EBITDAre	$261,079

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations ("FFO") and Core FFO

FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled "Consolidated Funds From Operations".

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Interest expense	$50,971	$102,620
Adjustments:
Total return swap income	(2,633)	(5,477)
Interest expense, net	$48,338	$97,143

Immediately Available Liquidity

The Company's immediately available liquidity as of July 27, 2021, consisted of the following (Dollars in millions):

July 27, 2021
Unsecured credit facility - committed	$1,235
Balance outstanding	79
Undrawn portion of line of credit	$1,156
Cash, cash equivalents & marketable securities	176
Total liquidity	$1,332

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled "Selected Credit Ratios." This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on page S-18.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below (Dollars in thousands):

Total consolidated debt, net	$6,130,148
Total debt from co-investments at pro rata share	972,686
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	44,551
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	4,198
Consolidated cash and cash equivalents-unrestricted	(48,155)
Pro rata co-investment cash and cash equivalents-unrestricted	(22,569)
Marketable securities	(220,164)
Net Indebtedness	$6,860,695

Adjusted EBITDAre, annualized (1)	$1,044,316
Other EBITDAre normalization adjustments, net, annualized (2)	917
Adjusted EBITDAre, normalized and annualized	$1,045,233

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	6.6

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income ("NOI") and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Earnings from operations	$93,381	$119,736	$290,762	$250,573
Adjustments:
Corporate-level property management expenses	9,105	8,646	18,052	17,405
Depreciation and amortization	128,736	133,609	257,323	265,168
Management and other fees from affiliates	(2,221)	(2,348)	(4,470)	(4,965)
General and administrative	12,222	14,952	22,034	28,934
Expensed acquisition and investment related costs	41	15	56	102
Gain on sale of real estate and land	-	(16,597)	(100,096)	(16,597)
NOI	241,264	258,013	483,661	540,620
Less: Non-same property NOI	(22,621)	(29,815)	(45,037)	(61,649)
Same-Property NOI	$218,643	$228,198	$438,624	$478,971

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.3

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings" in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").

The ratios set forth on page S-6 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated March 1, 2021, filed by the Company as Exhibit 4.1 to the Company's Form 8-K, filed on March 1, 2021. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company's total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended June 30, 2021, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended June 30, 2021 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

Annualized Q2'21 (1)
NOI	$965,056
Adjustments:
NOI from real estate assets sold or held for sale	(753)
Other, net (2)	6,183
Adjusted Total NOI	970,486
Less: Encumbered NOI	(53,672)
Unencumbered NOI	$916,814

Encumbered NOI	$53,672
Unencumbered NOI	916,814
Adjusted Total NOI	$970,486

Unencumbered NOI to Adjusted Total NOI	94%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-18.4